                                                                   EXHIBIT 99.1

                          AGREEMENT AND PLAN OF MERGER

      This Agreement and Plan of Merger is made and entered into on June 26, 2001 (this "AGREEMENT"), among Seneca Investments LLC, a Delaware limited liability company ("PARENT"), E-Services Investments Agency Sub LLC, a Delaware limited liability company and a wholly owned Subsidiary of Parent ("MERGER SUB"), and AGENCY.COM Ltd., a Delaware corporation (the "COMPANY").

                                    RECITALS

      A. As of the date of this Agreement, Parent and Merger Sub beneficially own 19,928,278 shares of Common Stock, par value $.001 per share, of the Company (the "COMPANY SHARES") (assuming exercise of the Warrants), which Company Shares constitute 45.3% of the outstanding Company Shares (assuming exercise of the Warrants) (such Company Shares beneficially owned by Parent, the "PARENT SHARES"), and have entered into an agreement (as from time to time in effect, the "PURCHASE AGREEMENT", which term shall include any similar agreements entered into by other parties selling their Company Shares to the Parent or Merger Sub) to purchase an additional 8,966,715 Company Shares from certain stockholders of the Company, PROVIDED that the number of Company Shares subject to the Purchase Agreement may be increased or decreased after the date hereof;

      B. Parent has proposed that Parent acquire the remaining outstanding Company Shares on the terms and subject to the conditions of this Agreement;

      C. A special committee (the "SPECIAL COMMITTEE") of the Board of Directors of the Company (the "BOARD") (i) has determined that it is fair to the Company and its stockholders (excluding Parent) to consummate the merger of Merger Sub with and into the Company, with the Company being the surviving corporation (the "MERGER"), on the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the Delaware Limited Liability Company Act (the "DLLCA," and together with the DGCL, "DELAWARE LAW"), (ii) has determined that this Agreement and the Merger should be approved, and (iii) has resolved to recommend that the Board approve this Agreement and the Merger;

      D. The Board, in reliance on the foregoing determinations of the Special Committee, has (i) determined that it is fair to and in the best interests of the Company, its stockholders (excluding Parent) and its stockholders generally to consummate the Merger on the terms and subject to the conditions of this Agreement and in accordance with Delaware Law, (ii) approved and declared the advisability of this Agreement and the Merger, and (iii) resolved to recommend that the stockholders of the Company adopt this Agreement; and

      E. The Boards of Directors of Merger Sub and Parent have approved this Agreement.


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      Now, therefore, the parties hereto agree as follows:

                                 I. THE MERGER

      1.1 THE MERGER. On the terms of this Agreement and subject to the conditions set forth in ARTICLE VII, and in accordance with Delaware Law, at the Effective Time, Merger Sub will be merged with and into the Company. As a result of the Merger, the separate existence of Merger Sub will cease and the Company will continue as the surviving corporation of the Merger (the "SURVIVING CORPORATION").

      1.2 EFFECTIVE TIME; CLOSING. As promptly as practicable and in no event later than the Business Day following the satisfaction or, if permissible, waiver of the conditions set forth in ARTICLE VII (or, if such conditions have been satisfied or waived prior to October 31, 2001, then as promptly as practicable after October 31, 2001) or such other date as may be agreed in writing by Parent and the Company ("AGREED"), the parties hereto will cause the Merger to be consummated by filing a certificate of merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of Delaware Law. The term "EFFECTIVE TIME" means the date and time of the filing with, and the acceptance for filing by, the Secretary of State of the State of Delaware of the Certificate of Merger (or such later time as may be Agreed and specified in the Certificate of Merger). Immediately prior to the filing of the Certificate of Merger, a closing (the "CLOSING") will be held at the offices of Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York (or such other place as may be Agreed).

      1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger will be as provided in the applicable provisions of Delaware Law (including without limitation Sections 259, 260, 261 and 264 of the DGCL and Section 18.209 of the DLLCA). Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, powers, franchises and interests of the Company and Merger Sub will vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Merger Sub will become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

      1.4 CERTIFICATE OF INCORPORATION; BYLAWS. (a) At the Effective Time, the Certificate of Incorporation attached hereto as EXHIBIT A will be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Law and such Certificate of Incorporation.

      (b) At the Effective Time, the Bylaws of Merger Sub attached hereto as EXHIBIT B will be the Bylaws of the Surviving Corporation until thereafter amended as provided by Law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.



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

      1.5 DIRECTORS AND OFFICERS. The individuals listed on EXHIBIT C under the heading "Directors" will remain or become, as applicable, the directors of the Surviving Corporation effective as of the Effective Time and will each hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until the earlier of their resignation or removal or until their successors are duly elected or appointed and qualified. The officers of the Company immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, and will each hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified.

             II. CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

      2.1 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

      (a) Each Company Share issued and outstanding immediately prior to the Effective Time (other than any Company Shares to be canceled pursuant to SECTION 2.1(B) and any Dissenting Shares) will be converted, subject to SECTION 2.2, into the right to receive $3.35 in cash (the "MERGER CONSIDERATION"), without any interest thereon; at the Effective Time, each Company Share issued and outstanding immediately prior to the Effective Time converted in accordance with this SECTION 2.1(A) will no longer be outstanding and will automatically be canceled and retired and cease to exist, and each Certificate evidencing such Company Shares will evidence only the right to receive upon surrender cash in an amount equal to the product of (i) the number of Company Shares represented by such Certificate and (ii) the Merger Consideration, without any interest thereon;

      (b) Each Company Share or Warrant or other right to purchase Company Shares held in the treasury of the Company or owned, directly or indirectly, by any of the Company's wholly owned Subsidiaries or by Parent or Merger Sub (which for purposes of this SECTION 2.1 will be deemed to include all Company Shares that Parent and Merger Sub have the right to acquire pursuant to the Purchase Agreement), in each case immediately prior to the Effective Time, will be canceled and extinguished without any conversion thereof and no payment or distribution will be made with respect thereto;

      (c) All of the membership interests of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into an aggregate of 100 validly issued, fully paid and nonassessable shares of common stock, par value $0.001 per share, of the Surviving Corporation, which shares shall constitute all of the issued capital stock of the Surviving Corporation immediately after the Effective Time; and

      (d) If between the date of this Agreement and the Effective Time, there is a reclassification, recapitalization, stock split, split-up, stock dividend, combination or exchange of shares with respect to, or rights issued in respect of, Company Shares, the Merger Consideration will be adjusted accordingly, without duplication, to reflect such reclassification, recapitalization, stock split, split-up, stock dividend, combination or exchange of shares in order to provide to the holders of Company Shares the same economic effect as contemplated by this Agreement prior to such event.

      2.2 PAYMENT FOR COMPANY COMMON STOCK. (a) PAYING AGENT. At or prior to the Closing, Parent will cause to be deposited with a bank or trust company designated by Parent and having a capital surplus of at least $1.0 billion (the "PAYING AGENT"), for the benefit of the holders of Company Shares to be converted in accordance with SECTION 2.1(A), for payment in accordance with this
ARTICLE II through the Paying Agent, immediately available funds in an aggregate amount necessary to make the payments pursuant to SECTION 2.1(A) (such funds, the "PAYMENT FUND").

      (b) PAYMENT PROCEDURES. Promptly after the Effective Time, but in no event later than five Business Days thereafter, Parent will cause the Paying Agent to mail to each holder of record of a certificate or certificates (other than certificates evidencing Company Shares to be canceled pursuant to SECTION 2.1(B) and any Dissenting Shares) that immediately prior to the Effective Time represented outstanding Company Shares (the "CERTIFICATES") (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment therefor. Upon surrender to the Paying Agent of a Certificate for exchange and cancellation, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of record of each Certificate will be entitled to receive in respect thereof cash in an amount equal to the product of (i) the number of Company Shares represented by such Certificate and (ii) the Merger Consideration, without any interest thereon, and the Certificate so surrendered will forthwith be canceled. In the event of a transfer of ownership of Company Shares that is not registered in the transfer records of the Company, such payment may be issued to a transferee if the Certificate representing such Company Shares is presented to the Paying Agent, accompanied by all documents requested by Parent to evidence and effect such transfer and by evidence satisfactory to Parent that any applicable share transfer taxes have been paid.

      (c) TERMINATION OF PAYMENT FUND. Any portion of the Payment Fund that remains undistributed to the holders of Company Shares for 90 days after the Effective Time will be returned to Parent or the Surviving Corporation, as applicable, upon demand, and any holders of Company Shares that have not theretofore complied with this ARTICLE II will thereafter look only to Parent and the Surviving Corporation for payment of the Merger Consideration, without any interest thereon. Any portion of the Payment Fund remaining unclaimed by holders of Company Shares as of a date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity will, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto. Neither Parent nor the Surviving Corporation will be liable to any holder of Company Shares for any Merger Consideration delivered to a public official pursuant to any abandoned property, escheat or similar Law.

      (d) WITHHOLDING RIGHTS. Each of the Surviving Corporation, Parent and the Paying Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Shares such amounts as is required to be deducted and withheld with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended, or any provision of state or local tax Law. To the extent that amounts are so withheld by the Surviving Corporation, Parent or the Paying Agent, as the case may be, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Company Shares in respect of which such deduction and withholding was made by the Surviving Corporation, Parent or the Paying Agent, as the case may be.

      (e) LOST CERTIFICATES. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will pay in exchange for such lost, stolen or destroyed Certificate, cash, in an amount equal to the product of (x) the number of Company Shares represented by such Certificate and (y) the Merger Consideration, without any interest thereon.

      2.3 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company will be closed and there will be no further registration of transfers of Company Shares thereafter on the records of the Company.

      2.4 COMPANY STOCK OPTIONS. (a) At the Effective Time (i) each unexpired and unexercised option (a "COMPANY STOCK OPTION") granted under any of the Option Plans to purchase Company Shares that is outstanding immediately prior to the Effective Time will be automatically converted at the Effective Time into the right to receive, and each holder of a Company Stock Option will be paid, an amount in cash per Company Share subject to each such Company Stock Option equal to the excess, if any, of the Merger Consideration over the exercise price of such Company Stock Option (less an amount equal to any required tax withholdings), whereupon such Company Stock Option will be cancelled and extinguished and (ii) each right under the ESPP ("ESPP PURCHASE RIGHT") to purchase Company Shares that is outstanding immediately prior to the Effective Time will be automatically converted at the Effective Time into the right to receive, and each holder of an ESPP Purchase Right will be paid at the Effective Time, an amount in cash per Company Share subject to such ESPP Purchase Right equal to the Merger Consideration less any amount unpaid under the ESPP Purchase Right (less an amount equal to any required tax withholdings), whereupon such ESPP Purchase Right will be cancelled and extinguished.

      (b) Prior to the Effective Time, the Company shall (i) make any amendments to, or take such other action in respect of, the terms of such Option Plans and the ESPP that Parent deems reasonably necessary to give effect to the transactions contemplated by SECTION 2.4(A), (ii) cause the Option Plans to terminate as of the Effective Time, (iii) take such actions as are necessary to ensure that the ESPP shall be suspended for the purchase period beginning November 1, 2001 and any purchase period thereafter, and (iv) use its reasonable best efforts to obtain consents to cash out and/or cancel any Company Stock Options or purchase rights under the ESPP prior to the Effective Time that by their terms may not be cancelled upon notice or in connection with the Merger.

      2.5 DISSENTERS' RIGHTS. Notwithstanding SECTION 2.1 or any other provision of this Agreement to the contrary, Company Shares that have not been voted in favor of the adoption of this Agreement with respect to which dissenters' rights shall have been demanded and perfected in accordance with Section 262 of the DGCL and not withdrawn ("DISSENTING SHARES") will not be converted into the right to receive the Merger Consideration at or after the Effective Time, but such Company Shares will become the right to receive such consideration as may be determined to be due to holders of Dissenting Shares pursuant to Delaware Law unless and until the holder of such Dissenting Shares withdraws his or her demand for such appraisal or becomes ineligible for such appraisal (through failure to perfect or otherwise), then, as of the Effective Time or the occurrence of such event, whichever last occurs, such holder's Dissenting Shares will automatically be converted into and represent the right to receive the Merger Consideration, without any interest thereon, as provided in SECTION 2.1(A). The Company will give the Parent (a) prompt notice of any demands for appraisal of Company Shares received by the Company and (b) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company will not, without the prior written consent of the Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

               III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to Parent and Merger Sub that, except as set forth in a letter delivered by the Company to Parent on the date hereof in Agreed form (the "COMPANY DISCLOSURE SCHEDULE") or as disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 (the "3-31-01 10-Q"), any of the Company's Current Reports on Form 8-K filed with the SEC since January 1, 2001 or the Company's Proxy Statement on Schedule 14A dated April 30, 2001, including any amendments to any of the foregoing, in each case in the form filed by the Company with the SEC no later than two Business Days prior to the date of this Agreement (collectively, the "COMPANY FILED SEC Reports"):

      3.1 ORGANIZATION AND QUALIFICATION. The Company and each of its Subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation and has the requisite corporate or limited liability company power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except, in the case of the Subsidiaries of the Company, where the failure to be duly organized, validly existing or in good standing, or to have such requisite corporate or limited liability company power and authority, has not had or resulted in a Company Material Adverse Effect. Each of the Company and its Subsidiaries has all necessary governmental licenses, permits, authorizations and approvals to own, lease and operate its properties and to carry on its business as it is currently being conducted, except where the failure to have such governmental licenses, permits, authorizations and approvals has not had or resulted in a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the character of the properties owned or leased by it makes such qualification necessary, other than where the failure to be so duly qualified and in good standing has not had or resulted in a Company Material Adverse Effect. For purposes of this Agreement, the term "COMPANY MATERIAL ADVERSE EFFECT" means any change, effect, event, condition or exception that, individually or when taken together with all other such changes, effects, events, conditions or exceptions (excluding in each case any change, effect, event, condition or exception to the extent it occurs, exists or arises due to general economic or stock market conditions or due to conditions affecting the internet consultancy market generally, but including in each case any change, effect, event, condition or exception to the extent it occurs, exists or arises due to internal Company conditions) has had or could reasonably be expected to have or result in a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

      3.2 CERTIFICATE OF INCORPORATION AND BYLAWS. The Company has heretofore furnished to Parent a complete and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date. Such Certificate of Incorporation and Bylaws are in full force and effect. None of the Company or any of its Subsidiaries is in violation of any provision of its respective Certificate of Incorporation or Bylaws (or equivalent organizational documents), except, in the case of the Subsidiaries of the Company, for violations that have not had or resulted in a Company Material Adverse Effect.

      3.3 CAPITALIZATION. The authorized capital stock of the Company consists of 200,000,000 Company Shares, and 10,000,000 shares of Preferred Stock, par value $.001 per share (the "COMPANY PREFERRED SHARES"). As of the close of business on the last Business Day prior to the date hereof (the "MEASUREMENT TIME"), (i) 38,710,721 Company Shares (excluding treasury shares) are issued and outstanding, all of which have been validly issued and are fully paid and nonassessable, (ii) 150,000 Company Shares and no Company Preferred Shares were held in the treasury of the Company, (iii) 11,869,469 Company Shares were reserved for future issuance (with respect to which options to acquire 10,337,068 Company Shares are issued and outstanding) pursuant to stock options or other rights granted pursuant to the AGENCY.COM Ltd. 1999 Stock Option/Stock Issuance Plan, the AGENCY.COM Ltd. 1997 Stock Option Plan, the AGENCY.COM Ltd. 1996 Stock Option Plan, the Interactive Solutions 1996 Stock Option Plan, the Quadris Consulting, Inc. 1998 Equity Incentive Plan and the Interactive Traffic Inc. 1999 Stock Incentive Plan (collectively, the "OPTION PLANS") and the AGENCY.COM Ltd. 1999 Employee Stock Purchase Plan (the "ESPP"), (iv) warrants to acquire 5,168,000 Company Shares are issued and outstanding (collectively, the "WARRANTS"), and (v) no Company Preferred Shares are issued and outstanding. During the period from March 31, 2001 to the Measurement

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Time, (x) there have been no issuances by the Company of shares of capital stock of, or other equity or voting interests in, the Company other than issuances of Company Shares pursuant to the exercise of employee stock options or other rights granted pursuant to the Option Plans and the ESPP, and (y) there have been no issuances by the Company of options, warrants or other rights to acquire shares of capital stock of, or other equity or voting interests in, the Company. Except as otherwise specified in this Agreement, there are no options, warrants or other rights, agreements, arrangements or other equity interests or commitments of any character relating to the issued or unissued capital stock or other equity interests of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue or sell any shares of capital stock of the Company or any of its Subsidiaries. All shares of capital stock of the Company and any of its Subsidiaries subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except for this Agreement and agreements pursuant to which the Company guarantees obligations of its wholly owned Subsidiaries that are either disclosed in the Company Financial Statements or are not required under GAAP to be disclosed in the Company Financial Statements, there are no outstanding contractual obligations of the Company or any of its Subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or (ii) to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person in an amount that exceeds $100,000 in the aggregate. SCHEDULE 3.3 lists all of the options and other rights to purchase Company Shares (including under the Stock Option Plans and the ESPP) which are outstanding as of the Measurement Time.

      3.4 AUTHORITY RELATIVE TO THIS AGREEMENT. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to the Requisite Stockholder Vote, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the adoption of this Agreement by the affirmative vote of (i) a majority of the outstanding Company Shares entitled to vote thereon and (ii) 66-2/3% of the outstanding Company Shares entitled to vote thereon excluding the Parent Shares and the Company Shares subject to the Purchase Agreement (the "REQUISITE STOCKHOLDER VOTE") and the filing and recordation of appropriate merger documents as required by Delaware Law). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

      (b) (i) The Special Committee has been duly authorized and constituted,
(ii) the Special Committee, at a meeting thereof duly called and held on June 25, 2001, (A) determined that, as of the date of this Agreement, this Agreement and the Merger are fair to the Company and its stockholders (excluding Parent), (B) determined that, as of the date of this Agreement, this Agreement and the Merger should be approved, and (C) resolved to recommend that the Agreement and the Merger should be approved, and (iii) the Board at a meeting thereof duly called and held on June 25, 2001, in reliance on the advice of the Special Committee, (A) determined that this Agreement and the Merger are fair to and in the best interests of the Company, its stockholders (excluding Parent) and its stockholders generally, (B) approved and declared the advisability of this Agreement and the Merger, and (C) resolved to recommend that the stockholders of the Company adopt this Agreement.

      3.5 NO CONFLICT; REQUIRED FILINGS AND CONSENTS; NO RESTRICTIONS. (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with, or result in a violation of the Certificate of Incorporation or Bylaws of the Company or equivalent organizational documents of any of its Subsidiaries, except, in the case of the Subsidiaries of the Company, for violations that have not had or resulted in, or will not have or result in, a Company Material Adverse Effect, (ii) conflict with or result in a violation of any law, statute, ordinance, rule, regulation ("LAW") or any judgment, decree, order, writ, determination or award ("ORDER") applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iii) result in any violation or breach of, constitute (with or without notice or lapse of time or both) a default under, or require the Company or any of its Subsidiaries, to obtain any consent, approval or action of, make any filing with or give any notice to, or result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any lien on any property or asset of the Company or any of its Subsidiaries, under any of the terms, conditions or provisions of any agreement, commitment, lease, license, evidence of indebtedness, mortgage, indenture, security agreement, instrument, note, bond, franchise, permit, concession or other instrument, obligation or agreement of any kind to which the Company or any of its Subsidiaries, is a party except for the acceleration of Company Stock Options issued under the Option Plans and, in the case of clauses (ii) and
(iii), for any thereof that have not had or resulted in, or will not have or result in, a Company Material Adverse Effect or are not reasonably expected to prevent or materially delay the consummation of the Merger.

      (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic, foreign or supranational governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body ("GOVERNMENTAL ENTITY"), except (i) for applicable requirements of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "EXCHANGE ACT"), Delaware Law and the filing and recordation of appropriate merger documents as required by Delaware Law and (ii) for such other consents, approvals, authorizations, permits, filings or notifications that if not obtained or made will not prevent or materially delay the consummation of the transactions contemplated by this Agreement.

      (c) There is no suit, action, claim, investigation or inquiry by any Governmental Entity, and no legal, administrative or arbitration proceeding pending or, to the Knowledge of the Company, threatened against the Company, with respect to the execution, delivery and performance of this Agreement or the transactions contemplated hereby or any other agreement entered into by the Company in connection with the transactions contemplated hereby.

      3.6 SEC FILINGS; FINANCIAL STATEMENTS. (a) The Company has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission ("SEC") including (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1999 and 2000, respectively, (ii) the 3-31-01 10-Q, (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special), and (iv) all other forms, reports and other registration statements filed by the Company with the SEC (the forms, reports and other documents referred to in clauses (i), (ii), (iii) and (iv) above, collectively, as the "COMPANY SEC REPORTS"). The Company SEC Reports (i) were prepared in accordance with the requirements of the Securities Act of 1933, as amended and the rules and regulations of the SEC promulgated thereunder, and the Exchange Act, as applicable, (ii) did not, at the time they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (iii) were filed in a timely manner. No Subsidiary of the Company was or is required to file any form, report or other document with the SEC.

      (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports (the "COMPANY FINANCIAL STATEMENTS") complied to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC, each was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) during the periods involved (except as may be indicated in the notes thereto) and each presented fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company and its Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, and reflects all claims against and all debts and liabilities of the Company, fixed or contingent, as at the respective date thereof, required to be shown thereon under GAAP, and the related statements of income, stockholders' equity and cash flows fairly present the results of operations for the respective periods indicated, except that any unaudited interim financial statements were subject to normal and recurring year-end adjustments that have not had or resulted in a Company Material Adverse Effect.

      (c) The Company has no liabilities or obligations of any nature, except
(i) as and to the extent disclosed on the balance sheet of the Company as at March 31, 2001, including the notes thereto, or on the balance sheet of the Company as at December 31, 2000, including the notes thereto, (ii) as disclosed in the Company SEC Reports, or (iii) as have not had or resulted in a Company Material Adverse Effect.

      (d) Since March 31, 2001, there has not been any Company Material Adverse Effect.

      3.7 BROKERS. No broker, finder or investment banker (other than Salomon Smith Barney Inc., the fees and expenses of which will be paid by the Company) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Salomon Smith Barney Inc. pursuant to which such firm would be entitled to any payment relating to the Merger.

      3.8 OPINION OF FINANCIAL ADVISOR. The Special Committee has received the written opinion of Salomon Smith Barney Inc. ("SSB"), dated the date of this Agreement, to the effect that, as of the date of this Agreement, the Merger Consideration is fair to the stockholders of the Company (excluding Parent) from a financial point of view, and such opinion has not been withdrawn. A copy of such opinion has been delivered to Parent.

      3.9. PROXY STATEMENT AND SCHEDULE 13E-3. The information supplied by the Company for inclusion in the Proxy Statement and the Schedule 13E-3 will not, at the time the Proxy Statement is first mailed to the stockholders of the Company and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any of its Subsidiaries, or their respective officers or directors, should be discovered by the Company which would cause the Proxy Statement or the Schedule 13E-3 to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will promptly inform Parent thereof. All documents that the Company is responsible for filing with the SEC in connection with the Merger will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act at the time the Proxy Statement is first mailed to the stockholders of the Company and at the Effective Time.

           IV. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

      Each of Parent and Merger Sub hereby represents and warrants to the Company that:

      4.1 ORGANIZATION AND QUALIFICATION. Each of Parent and Merger Sub is a limited liability company duly organized, validly existing and in good standing under the Laws of Delaware and has the requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be duly organized, validly existing or in good standing, or to have such requisite limited liability company power and authority, has not had or resulted in a Parent Material Adverse Effect. Each of Parent and Merger Sub has all necessary governmental licenses, permits, authorizations and approvals to own, lease and operate its properties and to carry on its business as it is currently being conducted, except where the failure to have such governmental licenses, permits, authorizations and approvals have not had or resulted in a Parent Material Adverse Effect. Each of Parent and Merger Sub is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the character of the properties owned or leased by it makes such qualification necessary, other than where the failure to be so duly qualified and in good standing have not had or resulted in a Parent Material Adverse Effect. For purposes of this Agreement, the term "PARENT MATERIAL ADVERSE EFFECT," means any change, effect, condition or exception that, individually or when taken together with all other such changes, effects, events, conditions or exceptions, has prevented or materially delayed, or could reasonably be expected to prevent or materially delay, the consummation of the transactions contemplated by this Agreement, including without limitation the payment of the Merger Consideration for Company Shares converted in accordance with SECTION 2.1(A) or the receipt thereof by the holders of such Company Shares.

      4.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Merger Sub has all necessary limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary limited liability company action, and no other proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by Delaware Law). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of each of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms.

      4.3 NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate the constituent documents of Parent or Merger Sub, (ii) conflict with or violate any Law applicable to Parent or Merger Sub or any of their respective Subsidiaries or by which any property or asset of Parent or Merger Sub or any of their respective Subsidiaries is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or other encumbrance on any property or asset of Parent or Merger Sub or any of their respective Subsidiaries pursuant to, or trigger any right of first refusal under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub or any of their respective Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective properties is bound, except, in the case of clauses (ii) and (iii), for any thereof that have not had or resulted in, and will not have or result in, a Parent Material Adverse Effect.

      (b) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for (i) applicable requirements of the Exchange Act, Delaware state takeover Laws, and the filing and recordation of appropriate merger documents as required by Delaware Law, (ii) antitrust filings made prior to the date hereof (correct and complete copies of which have been provided to the Company), and (iii) such other consents, approvals, authorizations, permits, filings or notifications, which if not obtained or made have not had or resulted in, and will not have or result in, a Parent Material Adverse Effect.

      4.4 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission from the Company or any of its Subsidiaries in connection with the Merger based upon arrangements made by or on behalf of Parent or Merger Sub.

      4.5 OPERATIONS OF MERGER SUB. Merger Sub is a direct wholly owned Subsidiary of Parent, was formed solely for the purpose of holding Company Shares and has engaged in no business activities other than in connection with the holding of Company Shares and the performance of its obligations hereunder.

      4.6 FINANCING. Parent has sufficient financial capacity, and will cause Merger Sub to have sufficient financial capacity, to consummate the Merger and the transactions contemplated hereby in accordance with the terms of this Agreement.

      4.7. PROXY STATEMENT AND SCHEDULE 13E-3. The information supplied by Parent for inclusion in the Proxy Statement and the Schedule 13E-3 will not, at the time the Proxy Statement is first mailed to the stockholders of the Company and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any of its Subsidiaries, or their respective officers or directors, should be discovered by Parent which would cause the Proxy Statement or the Schedule 13E-3 to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, Parent will promptly inform the Company thereof. All documents that Parent is responsible for filing with the SEC in connection with the Merger will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act at the time the Proxy Statement is first mailed to the stockholders of the Company and at the Effective Time.

      4.8. OWNERSHIP OF COMPANY SHARES; PARENT SEC FILINGS. As of the date of this Agreement, Parent is the beneficial owner of 19,928,278 Company Shares (assuming the exercise of the Warrants but excluding the 8,966,715 Company Shares that Parent and Merger Sub have the right to acquire pursuant to the Purchase Agreement). The Schedule 13D filed by Parent with the SEC on May 14, 2001 and each amendment thereto was true and correct in all material respects when filed, provided, however, that neither Parent nor Merger Sub makes any representation or warranty as to the number of outstanding Company Shares or the number of Company Shares issuable upon exercise of outstanding options or warrants or any percentage derived therefrom.

                    V. CONDUCT OF BUSINESS PENDING THE MERGER

      5.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. The Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Parent, the Company will and will cause each of its Subsidiaries to (a) operate its business in the usual and ordinary course consistent with past practice, (b) use its reasonable best efforts to preserve substantially intact its business organization, maintain its rights and franchises, retain the services of its respective principal officers and key employees and maintain its relationships with its respective principal customers, suppliers and other Persons with which it or any of its Subsidiaries has significant business relations, and (c) use its reasonable best efforts to maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted.

      5.2 NOTIFICATION OF CERTAIN MATTERS. (a) Parent will give prompt notice to the Company, and the Company will give prompt notice to Parent, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be reasonably likely to cause (A) any representation or warranty of Parent or the Company, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect or (B) any material covenant, condition or agreement of Parent or the Company, as the case may be, contained in this Agreement not to be complied with or satisfied and (ii) any material failure of Parent or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
SECTION 5.2 will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      (b) Except to the extent that the Company is legally obligated to keep such information confidential, the Company will give prompt written notice to Parent of any proposal, offer or other communication from any Person, including without limitation any request for information relating to any acquisition or purchase of all or any material portion of the capital stock of the Company or any of its Subsidiaries or a material portion of the assets of the Company or any of its Subsidiaries, any business combination with the Company or any of its Subsidiaries or any other extraordinary business transaction involving or otherwise relating to the Company or any of its

Subsidiaries. Except to the extent that the Company is legally obligated to keep such information confidential, the Company will notify Parent promptly if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made and will, in any such notice to Parent, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact.

      5.3 CERTAIN PARENT AND MERGER SUB ACTIONS. Each of Parent and Merger Sub hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement, it will not cause the Company to take any action that would result in a breach of any of the Company's obligations under ARTICLE V or VI of this Agreement.

                            VI. ADDITIONAL AGREEMENTS

      6.1 COMPANY STOCKHOLDER APPROVAL. In accordance with Delaware Law and the Company's Certificate of Incorporation and Bylaws, the Company will promptly after the date of this Agreement take all action necessary to seek adoption of this Agreement by the Requisite Stockholder Vote. The Company will take all action reasonably necessary to call a meeting of its stockholders, to be held as soon as is reasonably practicable after the date hereof, for the purpose of considering and voting upon the adoption of this Agreement. Each of Parent and Merger Sub will vote, or will cause to be voted, all of the Company Shares beneficially owned by it and all of the Company Shares subject to the Purchase Agreement in favor of the adoption of this Agreement at any meeting of the Company's stockholders at which a proposal relating to such adoption is submitted to a vote of the Company's stockholders.

      6.2 PROXY STATEMENT AND SCHEDULE 13E-3. (a) As promptly as practicable after the execution of this Agreement, Parent and the Company will cooperate in preparing, and the Company will cause to be filed with the SEC, a proxy statement (together with any amendments thereof or supplements thereto, the "PROXY STATEMENT") to solicit proxies from the stockholders of the Company, in favor of the adoption of this Agreement. Parent will cause to be filed with the SEC a Rule 13e-3 Transaction Statement on Schedule 13E-3 (the "SCHEDULE 13E-3"). Each of Parent and the Company will furnish all information concerning Parent or the Company as the other party may reasonably request in connection with such actions and the preparation of the Proxy Statement and the Schedule 13E-3. The Company and Parent will use their respective reasonable best efforts to respond to all SEC comments with respect to the Proxy Statement and Schedule 13E-3 and, subject to compliance with SEC rules and regulations, the Company will cause the Proxy Statement to be mailed to the Company's stockholders at the earliest practicable date.

      (b) The Proxy Statement will include the unanimous recommendation of the Special Committee that this Agreement and the Merger should be approved and declared advisable and the unanimous recommendation of the Board to the stockholders of the Company to adopt this Agreement; provided, however, that the Special Committee and the Board may, at any time prior to the Effective Time, withdraw, modify or change any such recommendation to the extent that the Special Committee or the Board determines in good faith, after consultation with independent legal counsel (who may be the Company's regularly engaged legal counsel), that the failure to so withdraw, modify or change such recommendation would result in a breach of its fiduciary duties to the Company's stockholders (excluding Parent and Merger Sub) under applicable Law; provided further that nothing in this SECTION 6.2(b) will affect the Company's obligation to seek the Requisite Stockholder Vote (regardless of whether the recommendation of the Special Committee or the Board has been withdrawn, modified or changed) unless this Agreement has previously been terminated in accordance with ARTICLE VIII.

      6.3 ACCESS TO INFORMATION; CONFIDENTIALITY. (a) From the date of this Agreement to the Effective Time, each of Parent and the Company will (i) provide to the other (and to the other's officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "REPRESENTATIVES")) access at reasonable times upon reasonable prior notice to its officers, employees, agents, properties, offices and other facilities and to its books and records and (ii) furnish promptly such information concerning its business, properties, contracts, assets, liabilities and personnel as the other party or its Representatives may reasonably request.

      (b) Each party agrees to, and will cause its Representatives to: (i) treat and hold as confidential all information relating to the other party and its Subsidiaries, (ii) in the event that a party or any of its Representatives becomes legally compelled to disclose any such information, provide the other party with prompt written notice of such requirement so that such other party may seek a protective order or other remedy or waive compliance with this
SECTION 6.3(b), and (iii) in the event that such protective order or other remedy is not obtained, or such other party waives compliance with this SECTION 6.3(b), furnish only that portion of such confidential information that is legally required to be provided and exercise its reasonable best efforts to obtain assurances that confidential treatment will be accorded such information; provided, however, that this sentence will not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by a party or any of its Representatives. The parties agree and acknowledge that remedies at Law for any breach of their obligations under this
SECTION 6.3 are inadequate and that in addition thereto such parties will be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

      (c) No investigation pursuant to this SECTION 6.3 will affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. Without limiting the foregoing, each party hereby agrees to disclose to other party its Knowledge of the failure of any of the conditions to such party's obligations set forth in
ARTICLE VII; provided, however, that the failure by Parent or Merger Sub to so disclose such Knowledge will not result in a failure of the condition set forth in SECTION 7.3(b), and the failure of the Company to so disclose such Knowledge will not result in a failure of the condition set forth in SECTION 7.2(b).

      6.4 DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE. (a) The Certificate of Incorporation and Bylaws of the Surviving Corporation, and the certificate of incorporation and bylaws or comparable organizational documents of each Subsidiary of the Surviving Corporation, will contain provisions with respect to indemnification that are no less favorable than those set forth in the Certificate of Incorporation and Bylaws of the Company, or the certificate of incorporation and bylaws or comparable organizational documents of such Subsidiary of the Company, as the case may be, in each case on the date of this Agreement, which provisions will not be amended, repealed or otherwise modified for a period of six years from and after the Effective Time in any manner that would affect adversely the rights thereunder of individuals that at the Effective Time were directors or officers of the Company or any Subsidiary of the Company, in respect of actions or omissions occurring at or prior to the Effective Time, unless such modification will be required by Law.

      (b) From and after the Effective Time, the Surviving Corporation will, to the fullest extent required or permitted under Delaware Law, indemnify and hold harmless each present and former director or officer of the Company (collectively, the "INDEMNIFIED PARTIES") against all costs and expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), based on the fact that such Person is or was a director or officer of the Company or any Subsidiary of the Company and arising out of or pertaining to any action or omission occurring at or before the Effective Time, including without limitation actions taken in connection with, or pursuant to, the terms of this Agreement, and will pay any expenses in advance of the final disposition of such action or proceeding to each Indemnified Party to the fullest extent permitted under Delaware Law, upon receipt from the Indemnified Party to whom expenses are advanced of an undertaking to repay such advances if required under Delaware Law, provided, however, that the foregoing indemnity will not apply to any act or failure to act which a court of competent jurisdiction determines in an order or decision not subject to appeal constituted misappropriation of cash or other property of the Company or any of its Subsidiaries. In the event of any such claim, action, suit, proceeding or investigation, (i) the Surviving Corporation will pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel will be reasonably satisfactory to the Surviving Corporation, promptly after statements therefor are received and (ii) the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that the Surviving Corporation will not be liable for any settlement effected without its written consent (which consent will not be unreasonably withheld, delayed or conditioned); and provided further that the Surviving Corporation will not be obligated pursuant to this SECTION 6.4(b) to pay the fees and expenses of more than one counsel (plus appropriate local counsel) for all Indemnified Parties in any single action except to the extent, as determined by counsel to the Indemnified Parties, that there may be one or more legal defenses available to one Indemnified Party that are different from or in addition to those available to the other Indemnified Parties that would, in the judgment of such counsel, prohibit such counsel from representing all Indemnified Parties under the rules of professional ethics, in which case such additional counsel (including local counsel) as may be required to avoid any such conflict or likely conflict may be retained by the Indemnified Parties at the expense of the Surviving Corporation. Parent hereby guarantees the Surviving Corporation's obligations under this SECTION 6.4(b).

      (c) The Surviving Corporation will use its reasonable best efforts to maintain in effect for a period of six years from and after the Effective Time directors' and officers' liability insurance covering those Persons that are covered by the Company's directors' and officers' liability insurance policy as of the date of this Agreement on terms comparable to such existing insurance coverage; provided, however, that in no event will the Surviving Corporation be required to expend pursuant to this SECTION 6.4(c) more than an amount per year equal to 150% of annual premiums paid by the Company for such insurance as of the date of this Agreement.

      (d) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and will not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision will be made so that the successors and assigns of the Surviving Corporation or, at Parent's option, Parent, will assume the obligations set forth in this SECTION 6.4.

      6.5 FURTHER ACTION; CONSENTS; FILINGS. On the terms and subject to the conditions hereof, each of the parties hereto will use its reasonable best efforts to (a) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, advisable or appropriate under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, (b) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger, and
(c) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement that are required under the Exchange Act and any other applicable federal or state securities Laws, and any other applicable Law. The parties hereto will cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith. Subject to the terms and conditions hereof, each party hereto, at the reasonable request of another party hereto, will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

      6.6 PUBLIC ANNOUNCEMENTS. Parent and the Company will consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and will not issue any such press release or make any such public statement without the prior consent of the other (which consent will not be unreasonably withheld or delayed), except as either such party may determine is required by Law or any listing agreement with the Nasdaq Stock Market to which the Company is a party, PROVIDED that statements made by the Company to its employees, customers or suppliers will not be deemed to be public statements for purposes of this SECTION 6.6. The parties have agreed on the text of a press release by which the Company will announce the execution of this Agreement.

      6.7 OBLIGATIONS OF MERGER SUB. Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

                          VII. CONDITIONS TO THE MERGER

      7.1 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

            (a) STOCKHOLDER APPROVAL. The Requisite Stockholder Vote shall have been received.

            (b) NO ORDER. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) that is then in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; provided, however, that each of the parties to this Agreement shall use its reasonable best efforts to cause any such Order to be vacated or lifted.

      7.2 CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

            (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company contained in this Agreement that is qualified by reference to a Company Material Adverse Effect shall be true and correct as of the Effective Time, as though made on and as of the Effective Time, except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date. Each of the representations and warranties of the Company contained in this Agreement that is not qualified by reference to a Company Material Adverse Effect will be true and correct as of the Effective Time, as though made on and as of the Effective Time, except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date, except in each case where the failure to be so true and correct has not had or resulted in a Company Material Adverse Effect. Parent shall have received a certificate of an officer of the Company to these effects.

            (b) COVENANTS. The Company shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent shall have received a certificate of an officer of the Company to that effect.

            (c) CONSENTS. The Company shall have obtained consents to cash out and/or cancel Company Stock Options to the extent required as set forth in the Company Disclosure Schedule (provided that this condition will be declared satisfied if the holders of options to purchase no more than 500,000 of such Company Shares shall not have so consented and all other conditions to the Closing have been satisfied), it being understood that the failure to satisfy this condition shall not be deemed to be a breach of SECTION 2.4 so long as the Company uses its reasonable best efforts to satisfy this SECTION 7.2(c).

      7.3 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

            (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Parent and Merger Sub contained in this Agreement that is qualified by reference to a Parent Material Adverse Effect shall be true and correct as of the Effective Time, as though made on and as of the Effective Time, except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date. Each of the representations and warranties of Parent and Merger Sub contained in this Agreement that is not qualified by reference to a Parent Material Adverse Effect shall be true and correct as of the Effective Time, as though made on and as of the Effective Time, except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date, except in each case where the failure to be so true and correct has not had or resulted in a Parent Material Adverse Effect. The Company shall have received a certificate of an officer of Parent to these effects.

            (b) COVENANTS. Parent and Merger Sub shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Company shall have received a certificate of an officer of Parent to that effect.

                    VIII. TERMINATION, AMENDMENT AND WAIVER

      8.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption of this Agreement by the stockholders of the Company, as follows:

            (a) by mutual Agreement duly authorized by the Boards of Directors of each of Parent and the Company, if such termination is also approved by the Special Committee;

            (b) by Parent or the Company if the Effective Time has not occurred on or before December 31, 2001, provided, however, that the right to terminate this

      Agreement under this SECTION 8.1(B) will not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur by such time;

            (c) by Parent or the Company if any Governmental Entity has enacted, issued, promulgated, enforced or entered any Order or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the Merger and such Order or other action has become final and nonappealable;

            (d) by (i) Parent if (A) the Special Committee or the Board withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or Merger Sub (or has resolved to do any of the foregoing) or (B) SSB withdraws, modifies or changes the opinion referred to in SECTION 3.8 in a manner adverse to Parent or Merger Sub or by (ii) the Company if (A) an event in SECTION 8.1(d)(I)(A) or (B) occurs and (B) the Special Committee or Board determines in good faith, after consultation with independent legal counsel (who may be the Company's regularly engaged legal counsel), that the failure to so terminate would result in a breach of its fiduciary duties to the Company's stockholders (excluding Parent and Merger Sub) under applicable Law;

            (e) by Parent upon a breach of any representation, warranty or covenant on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company has become untrue, in either case such that the conditions set forth either in SECTION 7.2(a) or 7.2(b) would not be satisfied ("TERMINATING COMPANY BREACH"), provided, however, that, if, in the reasonable opinion of Parent, such Terminating Company Breach is curable by the Company through the exercise of its reasonable efforts and for as long as the Company continues to exercise such reasonable efforts, Parent may not terminate this Agreement under this
      SECTION 8.1(e);

            (f) by the Company upon a breach of any representation, warranty or covenant on the part of Parent or Merger Sub set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub has become untrue, in either case such that the conditions set forth either in
      SECTION 7.3(a) or 7.3(b) would not be satisfied ("TERMINATING PARENT BREACH"), provided, however, that, if, in the reasonable opinion of the Company, such Terminating Parent Breach is curable by Parent or Merger Sub through the exercise of its reasonable efforts and for as long as Parent or Merger Sub continues to exercise such reasonable efforts, the Company may not terminate this Agreement under this SECTION 8.1(f); or

            (g) by Parent or the Company if the Requisite Stockholder Vote has not been obtained by reason of the failure to obtain such vote at the Company's stockholders' meeting called to adopt this Agreement (or any adjournment or postponement of such meeting).

      8.2 EFFECT OF TERMINATION. Except as provided in SECTION 9.1, in the event of termination of this Agreement pursuant to SECTION 8.1, this Agreement will forthwith become void, there will be no liability under this Agreement on the part of Parent, Merger Sub or the Company or any of their respective officers or directors, and all rights and obligations of each party hereto will cease; provided, however, that nothing herein will relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

      8.3 AMENDMENT. This Agreement may be amended if Agreed to by action taken by or on behalf of the Boards of Directors of Parent and the Company at any time prior to the Effective Time; provided, however, that, after the approval and adoption of this Agreement by the stockholders of the Company, no amendment may be made that would alter or change the amount or kind of consideration into which each Company Share will be converted upon consummation of the Merger or that otherwise cannot be made subsequent to such stockholder approval under Delaware Law; and provided further that all amendments must also be approved by the Special Committee. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

      8.4 WAIVER. At any time prior to the Effective Time, each of Parent and the Company may (a) extend the time for the performance of any obligation or other act of the other party, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement of the other party or condition to its own obligations contained herein; provided, however, that, if the Company seeks to make such extension or waiver as provided in clause (a),
(b) or (c) above, it must first obtain the approval of the Special Committee. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

      8.5 EXPENSES. Except as otherwise set forth herein, all Expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement will be paid by the party incurring such Expenses, whether or not the Merger or any other transaction is consummated. "EXPENSES" as used in this Agreement will include all reasonable out-of-pocket expenses (including without limitation all reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement and the
Schedule 13E-3, the solicitation of stockholder approvals and all other matters related to the closing of the Merger and the other transactions contemplated by this Agreement. Notwithstanding any other provision hereof, (i) if this Agreement is terminated pursuant to SECTION 8.1(d) or (e), then all Expenses of Parent and Merger Sub will be paid by the Company, (ii) if this Agreement is terminated pursuant to SECTION 8.1(f), then all Expenses of the Company will be paid by Parent, and (iii) if this Agreement is terminated pursuant to SECTION 8.1(g) and, at any time prior to such termination, the Company would have been entitled to terminate this Agreement pursuant to SECTION 8.1(d), then all Expenses of Parent and Merger Sub will be paid by the Company, in each case within two Business Days after submission of a request therefor accompanied by a certificate of the requesting party's executive officer stating that such Expenses were paid or have accrued. If there is a dispute as to the payment or amount of Expenses payable pursuant to this SECTION 8.5, Parent and the Company will seek in good faith to resolve any such dispute within 30 calendar days of the failure of either party to pay Expenses requested to be paid pursuant to this SECTION 8.5 within such two Business Day period. If the Company and Parent are unable to resolve such dispute within such 30 calendar day period, each party will deliver to the other in writing its last and best offer as to the amount of Expenses payable pursuant to this SECTION 8.5 (each, a "LAST OFFER"). If Parent or the Company, as applicable, commences a suit against the other for the payment of such Expenses, each party expressly acknowledges and agrees that it is willing to limit its recovery to both parties' Last Offer (and not any other amount), and the party owing such amount will pay to the other its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on such amount at the prime rate of Citibank, N.A. in effect on the date such payment was required to be paid plus two percent.

                             IX. GENERAL PROVISIONS

      9.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto will terminate at the Effective Time or upon the termination of this Agreement pursuant to SECTION 8.1, as the case may be, except that this SECTION 9.1 will not limit any covenant or agreement of the parties that by its terms contemplates performance after the Effective Time or after termination of this Agreement and any such termination pursuant to SECTION
8.1 will not affect a party's liability for any prior breach of this Agreement.

      9.2 NOTICES. All notices, requests, claims, demands and other communications hereunder will be in writing and will be deemed to have been duly given (a) when delivered in person or by facsimile or courier service (provided that such notice was delivered prior to 5:00 p.m., local time, on a Business Day; otherwise, such notice will be deemed delivered on the next Business Day),
(b) one Business Day after having been dispatched by a nationally recognized overnight courier service, or (c) on the fifth Business Day after deposit in the United States mail, if mailed by registered or certified mail (postage prepaid, return receipt requested), in each case to the respective parties at the following addresses (or at such other address for a party as will be specified in a notice given in accordance with this SECTION 9.2):

                  if to Parent or Merger Sub:

                           Seneca Investments LLC
                           437 Madison Avenue
                           New York, New York 10022
                           Facsimile No.:  212-415-3369
                           Attention:  Chief Executive Officer
                                       and Chief Financial Officer

                  with a copy to:

                           Jones, Day, Reavis & Pogue
                           599 Lexington Avenue
                           New York, New York 10022
                           Facsimile No.:  212-755-7306
                           Attention:  Lyle G. Ganske

                  if to the Company:

                           AGENCY.COM Ltd.
                           20 Exchange Place
                           New York, New York   10005
                           Facsimile No.:  212-358-2670
                           Attention:  General Counsel

                  with copies to:

                           Ropes & Gray
                           One International Place
                           Boston, Massachusetts 02110
                           Facsimile No.:  617-951-7050
                           Attention:  Winthrop G. Minot

                           Brobeck, Phleger & Harrison LLP
                           1633 Broadway, 47th Floor
                           New York, New York 10019
                           Facsimile No.:  212-586-7878
                           Attention:  Ernest Wechsler

      9.3 CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

      (a) "AFFILIATE" of a specified Person means a Person that directly or indirectly through one or more intermediaries controls, is Controlled by, or is under common Control with such specified Person, provided, however, that as used in this Agreement with respect to the Company, the term "AFFILIATE" will only include the Subsidiaries of the Company; provided further that as used in this Agreement with respect to Parent, the term "AFFILIATE" will not include the Company or any of the Subsidiaries of the Company;

      (b) "BUSINESS DAY" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York;

      (c) "CONTROL" (including the terms "Controlled by" and "under common Control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

      (d) "TO THE KNOWLEDGE" of any Person means, when referring to an individual, the actual knowledge of such individual, and when referring to any other Person, means the actual knowledge of such Person's officers and its board of directors or managers, as appropriate, in each case without undertaking any specific investigation for purposes of making any representation or warranty in this Agreement;

      (e) "PERSON" means an individual, corporation, partnership, limited partnership, syndicate, limited liability company, joint venture, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or Governmental Entity; and

      (f) "SUBSIDIARY" or "SUBSIDIARIES" of any Person means any corporation, partnership, joint venture, limited liability company or other legal entity of which such Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity, provided, however, that for purposes of the representations and the warranties of Parent in ARTICLE IV, and the covenants and other agreements of Parent in ARTICLES V and VI, except as otherwise specifically provided therein, the "SUBSIDIARIES" of Parent will not include the Company or any Subsidiaries of the Company.

      9.4 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect as long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

      9.5 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (including the Company Disclosure Schedule and the Exhibits) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties, with respect to the subject matter hereof, PROVIDED that the indemnity agreements between the Company and certain of its directors and officers in effect as of the date hereof (correct and complete copies of which have been provided to Parent) shall remain in independent full force and effect. This Agreement will not be assigned by any party without the prior written consent of the other parties hereto, except that Parent and

Merger Sub may assign all or any of their rights and obligations hereunder to any direct wholly owned subsidiary of Parent; provided, however, that no such assignment will relieve the assigning party of its obligations hereunder.

      9.6 PARTIES IN INTEREST. This Agreement will be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or will confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than SECTION 6.4 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

      9.7 GOVERNING LAW. This Agreement will be governed by and construed in accordance with Delaware Law (without giving effect to conflict of laws principles) as to all matters, including validity, construction, effect, performance and remedies.

      9.8 HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.

      9.9 COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by each party hereto in separate counterparts, each of which when executed and delivered will be deemed to be an original but all of which taken together will constitute one and the same agreement.

      9.10 CERTAIN INTERPRETIVE MATTERS. (a) Unless the context otherwise requires, (i) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits of or to this Agreement, (ii) each term defined in this Agreement has the meaning assigned to it, (iii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (iv) "or" is disjunctive but not necessarily exclusive, (v) words in the singular include the plural and VICE VERSA, and (vi) all references to "$" or dollar amounts will be to lawful currency of the United States of America.

      9.11 CONSENT TO JURISDICTION. (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the court of the State of Delaware sitting in the County of New Castle, the court of the State of New York sitting in the Borough of Manhattan, City of New York, and the United States District Courts for the State of Delaware and the Southern District of New York (as applicable, the "COURT"), and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment resulting from any such suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in the Court.

      (b) It will be a condition precedent to each party's right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in the Court (unless such suit, action or proceeding is brought solely to obtain discovery or to enforce a judgment), and if each such court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction.

      (c) No party may move to (i) transfer any such suit, action or proceeding from the Court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in the Court with a suit, action or proceeding in another jurisdiction unless such motion seeks solely and exclusively to consolidate such suit, action or proceeding in the Court, or (iii) dismiss any such suit, action or proceeding brought in the Court for the purpose of bringing or defending the same in another jurisdiction.

      (d) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in the Court, (ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in the Court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party irrevocably consents to service of process in any manner permitted by law. Notwithstanding the foregoing, this SECTION 9.11 will not apply to any suit, action or proceeding by a party seeking indemnification or contribution pursuant to this Agreement or otherwise in respect of a suit, action or proceeding against such party by a third party if such suit, action or proceeding by such party seeking indemnification or contribution is brought in the same court as the suit, action or proceeding against such party.

      9.12 WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first written above.

                              SENECA INVESTMENTS LLC


                              By: /s/ Michael P. Tierney
                                  ---------------------------------------------
                                      Chief Executive Officer



                              E-SERVICES INVESTMENTS AGENCY SUB LLC

                                   By:  Communicade LLC, its member
                                        By:  Seneca Investments LLC, its member


                              By: /s/ Michael P. Tierney
                                  ---------------------------------------------
                                      Chief Executive Officer



                              AGENCY.COM LTD.


                              By: /s/ Chan Suh
                                  ---------------------------------------------
                                      Chief Executive Officer

                             INDEX OF DEFINED TERMS


DEFINED TERM                                                   SECTION

Affiliate.......................................................9.3(a)
Agreed.............................................................1.2
Agreement.....................................................Preamble
Board.........................................................Recitals
Business Day....................................................9.3(b)
Certificate of Merger..............................................1.2
Certificates....................................................2.2(b)
Closing............................................................1.2
Company.......................................................Preamble
Company Shares................................................Recitals
Company Disclosure Schedule................................Article III
Company Filed SEC Reports..................................Article III
Company Financial Statements....................................3.6(b)
Company Material Adverse Effect....................................3.1
Company Preferred Shares...........................................3.3
Company SEC Reports.............................................3.6(a)
Company Stock Option............................................2.4(a)
Control.........................................................9.3(c)
Court..........................................................9.11(a)
Delaware Law..................................................Recitals
DGCL..........................................................Recitals
Dissenting Shares..................................................2.5
DLLCA.........................................................Recitals
Effective Time.....................................................1.2
ESPP...............................................................3.3
ESPP Purchase Right.............................................2.4(a)
Exchange Act....................................................3.5(b)
Expenses...........................................................8.5
GAAP............................................................3.6(b)
Governmental Entity.............................................3.5(b)
Indemnified Parties.............................................6.4(b)
Knowledge.......................................................9.3(d)
Last Offer.........................................................8.5
Law.............................................................3.5(a)
Measurement Time...................................................3.3
Merger........................................................Recitals
Merger Consideration............................................2.1(a)
Merger Sub....................................................Preamble
Offer..............................................................6.8
Option Plans.......................................................3.3
Order...........................................................3.5(a)

Parent........................................................Preamble
Parent Material Adverse Effect.....................................4.1
Parent Shares.................................................Recitals
Paying Agent....................................................2.2(a)
Payment Fund....................................................2.2(a)
Person..........................................................9.3(e)
Proxy Statement.................................................6.2(a)
Purchase Agreement............................................Recitals
Representatives.................................................6.3(a)
Requisite Stockholder Vote......................................3.4(a)
Schedule 13E-3..................................................6.2(a)
SEC.............................................................3.6(a)
Special Committee.............................................Recitals
SSB................................................................3.8
Subsidiary......................................................9.3(f)
Surviving Corporation..............................................1.1
Terminating Company Breach......................................8.1(e)
Terminating Parent Breach.......................................8.1(f)
Warrants...........................................................3.3
3-31-01 10-Q...............................................Article III




                                       ii